Exhibit 3.14(b)

ARTICLES OF ORGANIZATION

FOR

LGI HOMES - GEORGIA, LLC

I.

The name of the limited liability company is LGI Homes - GEORGIA, LLC.

II.

The registered office of the limited liability company shall be at 3675 Crestwood Pkwy, NW, Suite 350, Duluth, Georgia 30096. The initial registered agent of the limited liability company at such address shall be Capitol Corporate Services, Inc.

III.

Management of the limited liability company is vested in its Board of Managers.

This 2d  day of  October, 2013.

/s/ Julie Childs
Julie Childs, Organizer

McLain & Merritt, P.C.
3445 Peachtree Road NE, Suite 500
 Atlanta, Georgia 30326
404-266-9171

CERTIFICATE OF FORMATION

OF

LGI HOMES - GEORGIA, LLC

The undersigned, a natural person of the age of eighteen years or more, acting as the sole organizer of a limited liability company under Chapter 101 of the Texas Business Organizations Code (the “Texas Limited Liability Company Act”) does hereby adopt the following Certificate of Formation for such limited liability company:

I

NAME

The name of the limited liability company is LGI HOMES - GEORGIA, LLC (the “Company”).

II

PURPOSE

The Company is organized for the purposes of conducting any and all lawful business for which a limited liability company may be organized under the Texas Limited Liability Company Act.

III

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the Company shall be 1450 Lake Robbins Dr., Suite 430, The Woodlands, Texas 77380 and the name of its initial registered agent at such address is Eric T. Lipar.

IV

MANAGERS

The Company is to be managed under the direction of a Board of Managers which shall initially be composed of one manager. The name and address of the party initially serving as manager is as follows:

Name	Address

LGI Homes Group, LLC	1450 Lake Robbins Drive, Suite 430 The Woodlands, Texas 77380

V

COMPANY AGREEMENT

The initial members of the Company shall adopt a Company Agreement which shall set forth all of the provisions for the regulation and management of the affairs of the Company, Any person or entity that acquires a membership interest in the Company shall be bound by the provisions of the Company Agreement, notwithstanding the fact that such person has not executed such Company Agreement or a separate written instrument pursuant to which it agrees to be bound by the provisions thereof.

VI

ORGANIZER

The name and address of the organizer of the Company is:

Name	Address

Warren A. Hoffman	Winstead PC 1100 JPMorgan Chase Tower 600 Travis Street Houston, Texas 77002

2

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation in his capacity as sole organizer of the Company as of March 11, 2013.

/s/ Warren A. Hoffman
Warren A. Hoffman

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CERTIFICATE OF CONVERSION
 OF
LGI HOMES – GEORGIA, LLC
(A Texas Limited Liability Company)
 INTO
LGI HOMES – GEORGIA, LLC
(A Georgia Limited Liability Company)

1.     The name of the converting limited liability company (the “Company”) is LGI Homes – Georgia, LLC.

2.     The jurisdiction of formation of the Company is Texas.

3.     The date of formation of the Company is March 11,2013.

4.     The file number, if any, issued to the Company by the Secretary of State is 0801748344.

5.     The Company is converting to a Georgia limited liability company. The name of the Georgia limited liability company (the “GA Company”) is LGI Homes – Georgia, LLC.

6.     The GA Company will be formed under the laws of Georgia.

7.     The Company certifies to the following statements:

(a)      A signed plan of conversion is on file at the principal place of business of the Company; the converting entity. The address of the principal place of business of the Company is 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380.

(b)      A signed plan of conversion will be on file after the conversion at the principal place of business of the GA Company, the converted entity. The address of the principal place of business of the GA Company is 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380.

(c)      A copy of the plan of conversion will be furnished on written request without cost by the Company before the conversion or by the GA Company after the conversion to any member of the Company or the GA Company.

8.      The converted entity is a Georgia limited liability company.

9.      The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the Company.

10.     This document becomes effective on October 4, 2013.

11.     Attached hereto is a certificate from the Comptroller of Public Accounts that all taxes under Title 2, Tax Code, have been paid by the Company.

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Texas Business Organizations Code, or other law applicable to and governing the converting entity, to execute the filing instrument.

EXECUTED this 3rd day of October, 2013.

LGI HOMES – GEORGIA, LLC

By:	LGI Homes Group, LLC,
A Texas limited liability company,
its Managing Member

	By:	/s/ Eric T. Lipar
Eric T. Lipar
Authorized Signatory

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